Exhibit 99.1

SolarCity Raises $305 Million in Latest Cash Equity Financing

SAN MATEO, Calif., Sept. 12, 2016—SolarCity Corp. (Nasdaq: SCTY) today announced that it raised $305 million in its second cash equity transaction.  A private investment fund affiliated with Quantum Strategic Partners Ltd. and advised by Soros Fund Management LLC provided the equity investment in a portfolio of residential, commercial and industrial solar projects. The transaction also included a fully amortizing, 18-year loan that was syndicated to five high-quality institutional investors.

By placing the equity investor and lender group separately, SolarCity was able to achieve a pre-tax, weighted average cost of capital for the transaction of 7.4%, a significant improvement over its first cash equity transaction. The transaction and terms demonstrate the exceptional quality of SolarCity’s distributed solar assets.

The syndication of a long-dated, fully-amortizing loan is believed to represent a ‘first of its kind’ for distributed solar assets, creating another valuable financing tool for SolarCity.  The loan was rated investment grade by a leading credit rating agency, and the financing is non-recourse to SolarCity.  Bank of America Merrill Lynch acted as the sole syndication and structuring agent for the transaction.

SolarCity monetizes its underlying cash flows in cash equity transactions, but retains ownership of the assets and continues to service the customers. SolarCity held $5.2 billion in solar energy system assets on its balance sheet at the end of its most recently reported quarter on June 30. Those assets are contracted to create $3.1 billion in future payments on a net present value (NPV) basis1, and SolarCity expects to continue to execute additional transactions in the future with high quality investors to monetize its contracted cashflows.

The portfolio of projects in the transaction announced today collectively represents 230 megawatts of solar generation capacity spread across 15 states. The vast majority of the installations were completed in 2015 and 2016.

About SolarCity

SolarCity (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company makes solar energy easy by taking care of everything from design and permitting to monitoring and maintenance. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

About Quantum Strategic Partners Ltd.

Quantum Strategic Partners Ltd (“QSP”) is a private investment vehicle that pursues investments globally in a variety of industries and across strategies, including buyouts, growth equity transactions and structured investments. The investment advisor to QSP is Soros Fund Management LLC, a private

[1]	NPV calculation assumes 6% discount rate

investment management firm that serves as the principal investment advisor to a number of private investment funds that are managed exclusively for Soros family clients.

Investor Contact

Aaron Chew

650-963-5662

investors@solarcity.com

Media Contact

Katie Lyman

415.636.9366

press@solarcity.com

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This release contains forward-looking statements including, but not limited to, statements regarding SolarCity’s financing strategies, expected future cashflows and other statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including the risk that the timing of the transaction is delayed or the closing conditions are not satisfied. You should read the section entitled “Risk Factors” in SolarCity’s quarterly report on Form 10-Q, which has been filed with the Securities and Exchange Commission and identifies certain of these and additional risks and uncertainties. SolarCity does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.